EXHIBIT 99.1

NEWS RELEASE    NEWS RELEASE    NEWS RELEASE    NEWS RELEASE    NEWS RELEASE

[LOGO OF AMERICAN EXPRESS COMPANY]

CONTACTS:  Media:      Robert Glick                      Michael O'Neill
                       212-640-1041                      212-640-5951
                       robert.a.glick@aexp.com           Mike.o'neill@aexp.com

Investors/Analysts:    Gabriella Fitzgerald              Ronald Stovall
                       212-640-5711                      212-640-5574
                       gabriella.p.fitzgerald@aexp.com   ronald.stovall@aexp.com

FOR IMMEDIATE DISTRIBUTION

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              AMERICAN EXPRESS RAISES ITS RETURN ON EQUITY TARGET

New York, November 7, 2006 - American Express Company (NYSE: AXP) today announced that it has increased its Return on Equity (ROE) target to 33-36%.

The new target, which takes effect this quarter, represents an increase from the prior range of 28-30% and is the second increase in as many years. Last year, in anticipation of the spin-off of its financial advisors business, American Express raised its ROE target from the 18-20% level that had been in effect since 1993.

Kenneth I. Chenault, chairman and chief executive officer, said: "We've just passed the first anniversary of the Ameriprise spin-off, and based on the strong performance of the card-issuing and network businesses that now define American Express, we have an even higher level of confidence in our ability to deliver superior returns for shareholders. The Company's competitive position is strong, credit quality has been excellent and growth in Cardmember spending and borrowing remains at the top of the industry."

The Company has set on-average-over-time financial targets that include:

        o Earnings per share growth of 12-15%,
        o Revenue growth of at least 8%,
        o and an ROE target that is now 33-36%.

In addition, the Company seeks to return 65% of the capital generated to its shareholders through share repurchases and dividends on average and over time.

The new ROE target reflects the unique characteristics of the American Express "spend-centric" business model and its success in capturing the spending of affluent consumers, small businesses and corporate Cardmembers.

Mr. Chenault said: "The investments we have made in recent years have significantly expanded our franchise. These investments focus on new growth opportunities that have the potential to generate an ROE equal to or greater than our existing business.

"Our charge card, credit card and network activities each generate high spending volumes and use capital very efficiently. They deliver excellent results on a stand-alone basis. In combination, they are a diverse mix of businesses that reinforce one another and give us the flexibility to emphasize different segments of the payments business depending on market and competitive conditions.

 "Our goal as a management team is to optimize our mix of businesses to provide the greatest growth over the moderate to long-term and deliver the highest returns for our shareholders."

The following table sets out American Express' performance against its on-average-over-time financial targets for the previous eleven quarters, from first quarter 2004. Earnings per share and Net revenue are presented as percentage growth over the same quarter a year earlier. Return on equity is presented on a net income basis as well as on a pro forma basis for certain periods.

AMERICAN EXPRESS COMPANY
QUARTERLY NET REVENUE AND EPS GROWTH, AND ROE/PRO FORMA ROE SUMMARY


                              Net Revenue Growth           EPS Growth (a)                                  Pro forma
  For the quarter ended             (a)(b)             (Cont. Ops. - Diluted)          ROE (c)              ROE (d)
---------------------------   ------------------     ---------------------------- ------------------ ----------------------
March 31, 2004                        12%                        12%                    20.7%                  -
June 30, 2004                         13%                        15%                    21.2%                  -
September 30, 2004                    12%                        25%                    21.5%                  -
December 31, 2004                     11%                        18%                    22.0%                  -
March 31, 2005                        11%                        26%                    22.8%                  -
June 30, 2005                         10%                        25%                    23.1%                  -
September 30, 2005                    10%                        25%                    24.2%                31.7%
December 31, 2005                     8%                         13%                    25.4%                31.5%
March 31, 2006                        12%                        19%                    27.3%                32.1%
June 30, 2006                         14%                        13%                    29.8%                33.1%
September 30, 2006                    12%                        13%                    33.6%                  -


(a)  Growth computed on a year over year basis.

(b) Net revenues reflect certain reclassifications contained in the current report on Form 8-K dated April 5, 2006 on file with the Securities and Exchange Commission.

(c) Computed on a trailing 12-month basis using net income over total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP.

(d) Pro forma ROE is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over the average month-end total shareholders' equity at September 30, 2005 through the end of the period presented.


                                     ROE

                                                         Trailing 12-Months
                              Trailing 12-Months            Average Total
  For the quarter ended           Net Income            Shareholders' Equity             ROE
  ---------------------       ------------------        --------------------             ---
September 30, 2005               $3.9 billion               $16.0 billion               24.2%
December 31, 2005                $3.7 billion               $14.7 billion               25.4%
March 31, 2006                   $3.7 billion               $13.4 billion               27.3%
June 30, 2006                    $3.6 billion               $12.0 billion               29.8%


                                PRO FORMA ROE

                                                           Average Month-end
                              Trailing 12-months       Total Shareholders' Equity
                                 Income from             At September 30, 2005
  For the quarter ended      Continuing Operations     Through Period Presented      Pro Forma ROE
  ---------------------      --------------------      --------------------------    -------------
September 30, 2005               $3.1 billion               $9.9 billion                31.7%
December 31, 2005                $3.2 billion               $10.2 billion               31.5%
March 31, 2006                   $3.4 billion               $10.4 billion               32.1%
June 30, 2006                    $3.5 billion               $10.5 billion               33.1%

American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

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This release includes forward-looking statements, which are subject to risks and uncertainties. The words "expect," "intend," "will" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to the Company's ability to achieve sufficient revenue growth and margins, fluctuations in the capital required to support its businesses, the mix of the Company's financing, and fluctuations in the level of the Company's shareholders' equity. A further description of such factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Company's subsequent 10-Q reports filed with the SEC.